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                                                                    Exhibit 99.2
                                                                    ------------

REVOCABLE PROXY
                             THINK NEW IDEAS, INC.

          This Proxy is Solicited on Behalf of The Board of Directors

     The undersigned stockholder of Think New Ideas, Inc. ("TNI") hereby appoints Ronald Bloom and Daniel Nicholas, or any of them, with full power of substitution in each, as proxies to cast all votes which the undersigned stockholder is entitled to cast at the special meeting of stockholders (the "TNI Meeting") to be held at 9:00 a.m. on November 3, 1999 at the Hyatt Regency, 265 Peachtree Street, NE, Atlanta, Georgia 30303 and at any adjournments thereof, upon the following matters. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

     This proxy will be voted as directed by the undersigned stockholder.
UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED: (1) TO APPROVE AND ADOPT AN AGREEMENT AND PLAN OF MERGER, DATED AS OF JUNE 24, 1999, AND THE MERGER PROVIDED FOR THEREIN, AMONG ANSWERTHINK CONSULTING GROUP, INC. ("ACG"), DARWIN ACQUISITION CORP. ("MERGER SUB") AND TNI, PURSUANT TO WHICH (i) MERGER SUB, A WHOLLY OWNED SUBSIDIARY OF ACG, WILL BE MERGED WITH AND INTO TNI, WITH TNI SURVIVING THE MERGER AS A WHOLLY OWNED SUBSIDIARY OF ACG AND (ii) EACH SHARE OF TNI COMMON STOCK WILL BE CONVERTED INTO THE RIGHT TO RECEIVE A NUMBER OF SHARES OF ACG COMMON STOCK EQUAL TO 0.70, AND (2) IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS OF TNI AS TO ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. The undersigned stockholder may revoke this proxy at any time before it is voted by (i) delivering to the Corporate Secretary of TNI a written notice of revocation prior to the TNI Meeting, (ii) delivery to TNI prior to the TNI Meeting a duly executed proxy bearing a later date, or (iii) attending the TNI Meeting and voting in person. The undersigned stockholder hereby acknowledges receipt of TNI's Notice of Special Meeting and Joint Proxy Statement/Prospectus.

     If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

             (continued and to be signed and dated on reverse side)


                                                               ----------------
                                                                      See
                                                                 Reverse Side
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                                                                ----------------
                                                                        X
                                                                ----------------
                                                                Please mark your
                                                                  votes as this.


                                  -----------
                             Shares of Common Stock

Proposal:       To approve and adopt the Agreement and Plan of Merger, dated as of June 24, 1999, among ACG, Merger Sub and TNI, and the Merger provided for therein, pursuant to which (i) Merger Sub will be merged with and into TNI, with TNI as the surviving corporation and a wholly owned subsidiary of ACG, and (ii) each share of TNI
                Common Stock will be converted into the right to receive a number of shares of ACG Common Stock equal to 0.70.

                FOR                    AGAINST                  ABSTAIN
                [_]                    [_]                      [_]

Other Matters:  The proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournments or postponements thereof, in accordance with the determination of a majority of TNI's Board of Directors.

Date:
      -------------------------------------

      -------------------------------------

      -------------------------------------
          Signature of Stockholder or
          Authorized Representative


Please date and sign exactly as name appears hereon. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. When stock has been issued in the name of two or more persons, all should sign.